Exhibit 99.1

IPASS REPORTS FIRST QUARTER 2011 RESULTS

REDWOOD SHORES, Calif. — May 9, 2011 — iPass Inc. (NASDAQ: IPAS), a leading provider of enterprise mobility services, today announced financial results for its first quarter ended March 31, 2011.

iPass reported revenues of $36.4 million for the first quarter of 2011, compared with $38.6 million in the prior quarter and $40.4 million in the same period last year. Adjusted EBITDA loss was $0.9 million for the first quarter of 2011, compared to Adjusted EBITDA income of $0.1 million in the prior quarter and $0.9 million in the same period last year.

“I’m pleased with our pace of progress in signing customers onto our Open Mobile Platform, as we doubled the number of customer contracts signed in Q1 versus Q4,” said Evan Kaplan, President and Chief Executive Officer of iPass. “As the second wave of Wi-Fi continues to gain momentum, I’m also increasingly bullish on our new data offload and Wi-Fi roaming business opportunity with our carrier partners, where we’re working to enable global Wi-Fi carrier exchanges and create further value for iPass stockholders. Today’s announcement with Deutsche Telekom to launch a global Wi-Fi solution for carriers is an important next step in the execution of our go to market strategy.”

“With a compelling set of unique assets, deep technology experience and a strong cash position, we believe that iPass is well-positioned to capitalize on the enterprise and carrier opportunities in the global mobility ecosystem,” said Steven Gatoff, Senior Vice President and Chief Financial Officer of iPass. “We continue to invest for growth in our Open Mobile Platform and emerging Wi-Fi data offload opportunity and are pleased to see early returns in the form of increased platform revenue on the heels of good incremental progress monetizing our Open Mobile Platform.”

During the quarter iPass entered into Open Mobile Platform agreements with numerous multi-national enterprise customers and carrier partners, including Boeing, BorgWarner, Baxter Healthcare, Citrix Systems, Underwriters Labs, Hormel Foods, Honeywell International, Cable & Wireless, Fujitsu Services, Dow Jones & Company, MAN and Newell Rubbermaid.

Operating Highlights

Strong Continued Progress with Open Mobile Platform: During the first quarter, the company continued to drive development of the iPass Open Mobile Platform and released several updates including new Open Mobile Client versions for Windows, Macintosh and Android laptops, smartphones and tablets along with new capabilities for the iPass Open Mobile Portal. These enhancements provide additional policy management tools designed to keep enterprise mobility costs under control and to enable powerful visibility and policy enforcement capabilities across mobile workers and devices. In addition, iPass recently enhanced the functionality of its Open Device Framework that greatly reduces the complexity, cost and time to deployment of integrating wireless cards from any carrier into the Open Mobile Platform.

Largest Global Commercial Wi-Fi Network: iPass continues to expand and invest in its global Wi-Fi network footprint, connection technology and global authentication fabric. The iPass Mobile Network now has more than 500,000 Wi-Fi hotspots in 107 countries, 696 major airports worldwide (including 97 of the world’s top 100 airports), over 47,000 hotels and convention centers, more than 400,000 retail and small business locations worldwide, and in-flight Wi-Fi service on 1000+ aircraft and 3,800 daily U.S. flights.

During the quarter, the company extended its Wi-Fi network into Turkey through a partnership with TTNET, broadened its free Wi-Fi network, called iPass OpenAccess, to more than 20,000 Wi-Fi hotspots throughout the United States, parts of Asia and venues in major transportation hubs in Europe, and secured a partnership with Oslo Lufthavn Tele & Data AS to expand the iPass Mobile Network to cover 46 airports in Norway. With the recently announced partnership with Nomad Digital Limited, a leading global provider of train-to-shore data connectivity solutions, iPass now also offers instant Wi-Fi access to over half a million monthly iPass Open Mobile Network users traveling across the United Kingdom on Virgin Trains. Overall, during the quarter, new Wi-Fi venues were added in the United Kingdom, France, the Republic of Korea, China, Taiwan, India, Poland, Germany, Switzerland, Norway, Sweden, Hong Kong, Ireland, Lebanon, Finland, New Zealand and Kuwait and nine new airports in Canada and China.

Strong Momentum in New Data Offload and Wi-Fi Roaming: iPass continues to see positive momentum in the mass market segment from its carrier partners who are seeking to address the need for 3G/4G data offload to Wi-Fi and for competitive services differentiation. Carriers are extending their existing relationships with iPass to use the iPass Open Mobile Platform to provide authentication, settlement, reporting and other capabilities to enhance the end users’ experience and deliver value added services on top of their own Wi-Fi and cellular transport infrastructure. Today we announced a significant partnership with Deutsche Telekom to launch an industry-leading global Wi-Fi solution. Deutsche Telekom will be leveraging the iPass Open Mobile Platform to enable a marketplace for global carriers to exchange Wi-Fi traffic and inter-standard roaming to meet the accelerating demand for data services on smartphone and tablet devices worldwide. These services will also allow carriers to offer international roaming services leveraging the growing iPass Mobile Network with more than 500,000 commercial-grade global Wi-Fi hotspots.

Financial Highlights

(unaudited; in millions, except per share amounts)	Q1’11	Q4’10		Q1’10
Revenue:
Enterprise Mobility Services (EMS)	$29.3	$31.5		33.5
Network Revenue	24.0	26.0		28.1
Platform Revenue	4.4	4.2		3.7
Other Fees	0.9	1.3		1.6
Managed Network Services (MNS)	7.1	7.1		6.9

Total Revenue	$36.4	$38.6		$40.4
GAAP Earnings/(Loss) Per Diluted Share	$(0.03)	$0.01		$(0.01)
Non-GAAP Earnings/(Loss) Per Share (3)	$(0.03)	$(0.01)		$0.00
Adjusted EBITDA(3)	$(0.9)	$0.1		$0.9
Cash and Cash Equivalents	$27.3 (2)	$30.7	(1)	$36.8
Shares of Common Stock Outstanding at Period End	58.1	57.9		60.1

(1)	In the fourth quarter of 2010, the Company paid a special cash dividend of approximately $4.0 million.

(2)	In the first quarter of 2011, the Company paid $1.1 million in cash as part of a favorable settlement reached with a state sales tax authority on previously accrued amounts.
(3)	The definition of Adjusted EBITDA and non-GAAP Earnings/(Loss) Per Share and the reconciliation of Adjusted EBITDA and non-GAAP Earnings/(Loss) Per Share to GAAP financial measures are discussed and presented below.

Selected Operating Metrics

iPass uses certain key metrics to assess the success of its business and to evaluate its operating performance, including the following:

	Q1 ‘11	Q4 ‘10	Q1 ‘10
Average Monthly Monetized Users (1)	611,000	624,000	683,000
Network	179,000	190,000	211,000
Platform	555,000	560,000	612,000
Monthly Order Value (2)	$238,000	$242,000	$404,000
Network Gross Margin (3)	44.2%	46.0%	47.3%

(1)	The number of Average Monthly Monetized Users means the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap of users who pay for both Network and Platform services in a given month.

(2)	Monthly Order Value represents the average amount of new contractually committed monthly fees. It is a measure of the incremental dollar value iPass contracted with customers in a period. In the past, MOV has been a helpful metric in providing insight into how much incremental dollar value we contracted with customers in a given period. However, we currently rely less on this metric as a measure of performance or willingness of customers to enter into contractual commitments for our services as our focus is on migrating existing customers to our new Open Mobile Platform and signing new customers on this platform rather than focusing on signing customers to large-dollar minimum commitment arrangements.
(3)	Network Gross Margin is defined as (EMS Network Revenue plus MNS Revenue less Network Access Costs) divided by (EMS Network Revenue plus MNS Revenue).

Q2 2011 Guidance

For the second quarter of 2011, ending June 30, 2011, the company anticipates total revenue and Adjusted EBITDA to be in the following ranges:

Total Revenue	$34 – 36 million
Adjusted EBITDA Loss (1)	($3.0) – ($1.5) million

A reconciliation of Adjusted EBITDA to GAAP net loss is provided in the attached schedules.

(1)	The guidance for Adjusted EBITDA loss for the second quarter of 2011 does not include the impact of any foreign exchange gains or losses.

Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time). The conference call number is +1 (888) 334-3037 toll-free and +1 (719) 325-2430 direct-dial with a confirmation code of 2387807. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com.

A telephone replay of the conference call will be available until June 30, 2011. The replay number is +1 (888) 203-1112 and +1 (719) 457-0820. The confirmation code for the replay is 2387807. The webcast will be available for replay until iPass reports its second quarter 2011 financial results.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass’ increasing bullishness about the future for a new data offload and Wi-Fi roaming business opportunity with its carrier partners and the creation of further value for iPass stockholders therefrom, and projections of its second quarter 2011 financial results under the caption “Q2 2011 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following; the risk that the Open Mobile Platform will not achieve market acceptance; the risk that our customers and partners may not be willing to agree to minimum purchase and resale commitments, the risk of material reductions in our customers’ existing minimum commitments; the risk that our carrier and channel partners do not successfully market our services to their customers; the risk that we do not accurately predict usage for our Enterprise Flat Rate price plan which could result in our expenses exceeding revenues for these plans; the risk that we do not deliver valuable services for smart-phones, tablets and other mobile handheld devices; the risk that demand for enterprise mobility services does not grow; the risk of facing strong competition in the market for enterprise mobility services and managed network services; the risk that we fail to address market requirements, evolving standards and technological changes in the enterprise mobility services industry; the risk that our reduced cash balances may impede our ability to make acquisitions or aggressively fund growth initiatives; the risk that a meaningful portion of our business is international which subjects our business to additional risks. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ 2010 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Information Regarding Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In addition to iPass’ GAAP results, the company also considers Adjusted EBITDA and Non-GAAP Earnings (Loss) per Share (“EPS”) as supplemental measures of the company’s performance that is not required by, nor presented in accordance with GAAP. These non-GAAP financial measures should not be considered in isolation or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock compensation expense, restructuring charges, certain state sales and federal tax charges, and one-time non-recurring discrete items. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its business plan, operating budgets and allocation of resources. Adjusted EBITDA is also a component of the company’s incentive compensation plan.

The company defines non-GAAP EPS either as basic GAAP net loss per share or diluted GAAP net loss per share, excluding the per share impact of stock compensation expenses, amortization of intangible assets, restructuring charges, certain state sales and federal tax charges, including a reduction to state sales tax liability and other one-time discrete items which management does not consider reflective of the company’s core operating business, as these items possess one or more of the following characteristics: their magnitude and timing is largely outside of the company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual or infrequent and the company does not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses.

Furthermore, the company believes the use of Adjusted EBITDA and non-GAAP EPS is useful to investors for several reasons, including;

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	These non-GAAP financial measures facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results.

About iPass Inc.

Founded in 1996, iPass (NASDAQ: IPAS) manages mobile connectivity for large enterprises and global carriers through mobility and cloud services. With thousands of enterprise customers, iPass is a leading provider of enterprise mobility services which simply, smartly and openly facilitate access from any device on any network, while providing IT with the visibility and control necessary to support the demands of the enterprise workforce. iPass also provides in-country and international Wi-Fi off-load and roaming services to support both the business and mass market requirements of the world’s leading global telecom carriers. Additional information is available at www.iPass.com or on Smarter Connections, the iPass blog.

CONTACT:

iPass Investor Relations

ir@iPass.com

650.232.4110

NOTE:  iPass® is a registered trademark and Open Mobile™ is a trademark of iPass Inc.

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$27,250	$30,746
Accounts receivable, net	21,796	24,034
Prepaid expenses and other current assets	6,812	6,630

Total current assets	55,858	61,410

Property and equipment, net	3,919	4,264
Intangible assets, net	348	408
Other assets	7,570	7,900

Total assets	$67,695	$73,982

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$11,104	$13,552
Accrued liabilities	12,207	15,333
Deferred revenue, short-term	3,986	4,119

Total current liabilities	27,297	33,004

Deferred revenue, long-term	2,678	2,435
Other long-term liabilities	655	721

Total liabilities	$30,630	$36,160

Stockholders’ equity:
Common stock	58	58
Additional paid-in capital	207,712	206,992
Accumulated deficit	(170,705)	(169,228)

Total stockholders’ equity	37,065	37,822

Total liabilities and stockholders’ equity	$67,695	$73,982

iPASS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenues	$36,404	$40,378

Cost of revenues and operating expenses:
Network access costs	17,392	18,424
Network operations	5,898	7,328
Research and development	3,638	3,399
Sales and marketing	5,745	6,509
General and administrative	4,825	5,670
Restructuring charges	(165)	169
Amortization of intangible assets	60	210

Total cost of revenues and operating expenses	37,393	41,709

Operating loss	(989)	(1,331)

Interest income, net	85	17
Foreign exchange gains (losses) and other income (expenses)	(343)	373

Loss before income taxes	(1,247)	(941)
Provision for (benefit from) income taxes	230	(212)

Net loss	$(1,477)	$(729)

Basic and diluted net loss per share	$(0.03)	$(0.01)

Weighted average number of common shares outstanding - Basic and diluted (1)	57,973,440	60,592,921

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,477)	$(729)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expense	453	510
Amortization of intangible assets	60	210
Depreciation, amortization and accretion	624	949
Loss on disposal of property and equipment	65	3
Provision for doubtful accounts	98	249
Changes in operating assets and liabilities:
Accounts receivable	2,140	(217)
Prepaid expenses and other current assets	(182)	(918)
Other assets	331	246
Accounts payable	(2,474)	1,055
Accrued liabilities	(3,126)	(2,497)
Deferred revenues	110	(976)
Other liabilities	(66)	(70)

Net cash used in operating activities	(3,444)	(2,185)

Cash flows from investing activities:
Maturities of short-term investments	—	2,677
Purchases of property and equipment	(319)	(887)
Restricted cash pledged for letter of credit	—	(288)

Net cash provided by/(used in) investing activities	(319)	1,502

Cash flows from financing activities:
Proceeds from issuance of common stock	267	6
Cash used in repurchase of common stock	—	(1,610)

Net cash provided by/(used in) financing activities	267	(1,604)

Net decrease in cash and cash equivalents	(3,496)	(2,287)
Cash and cash equivalents at beginning of period	30,746	37,973

Cash and cash equivalents at end of period	$27,250	$35,686

Supplemental disclosures of cash flow information:
Net cash paid for taxes	$167	$198
Accrued amounts for acquisition of property and equipment	$148	$48

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

		Three Months Ended
		March 31, 2011	December 31, 2010	March 31, 2010
I	Reconciliation of Adjusted EBITDA to GAAP Net Income (Loss):	(Unaudited, in thousands)

	Adjusted EBITDA	$(910)	$74	$860
	(a) Interest income	85	24	17
	(b) Income tax (expense) benefit	(230)	105	212
	(c) Depreciation of property and equipment	(624)	(811)	(929)
	(d) Amortization of intangible assets	(60)	(65)	(210)
	(e) Stock compensation expense	(453)	(454)	(510)
	(f) Restructuring charges	165	(420)	(169)
	(g) Certain state sales and federal tax items and other discrete items	550	2,300	—

	GAAP Net income (loss)	$(1,477)	$753	$(729)

II	Reconciliation of Non-GAAP EPS to GAAP EPS:

	Non-GAAP EPS	$(0.03)	$(0.01)	$0.00
	(a) Amortization of intangible assets	0.00	0.00	0.00
	(b) Stock compensation expense	(0.01)	(0.01)	(0.01)
	(c) Restructuring charges	0.00	(0.01)	0.00
	(d) Certain state sales and federal tax items and other discrete items	0.01	0.04	—

	GAAP EPS	$(0.03)	$0.01	$(0.01)

III	Reconciliation of Q2 2011 Adjusted EBITDA Loss to GAAP Net Loss:		(Unaudited, in millions)

	Adjusted EBITDA Loss (1)	$(3.0)	—	$(1.5)
	(a) Income tax (expense) benefit		(0.1)
	(b) Depreciation of property and equipment		(0.4)
	(c) Amortization of intangible assets		(0.1)
	(d) Stock compensation expense		(0.4)

	GAAP net loss	$(4.0)	—	$(2.5)

(1)	The Q2 2011 Outlook for Adjusted EBITDA loss does not include the impact of any foreign exchange gains or losses.